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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000, except for Note 9, as to which the date is March 20, 2000 in the Registration Statement (Form S-4) and related Prospectus of Covad Communications Group, Inc. for the registration of $425,000,000 of 12% Senior Notes due 2010, Series B.

                                                /s/ Ernst & Young LLP

San Jose, California
May 9, 2000